                                                                Exhibit 23.2


                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to incorporation by reference in the registration statements (No. 333-24147) on Form S-3 and (Nos. 333-56300 and 333-52280) on Form S-8 of
PRIMEDIA Inc. of our report dated January 24, 2000, relating to the consolidated balance sheet of About.com, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the years in the two-year period ended December 31, 1999, which report appears in the April 26, 2001 current report on Form 8-K/A of PRIMEDIA Inc.


                                        KPMG LLP


New York, New York
April 16, 2001